SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

CLEAN COAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	26-1079442
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

295 Madison Avenue (12th Floor), New York, NY 10017

(Address of principal executive office)

Registrant's telephone number, including area code: (646) 710-3549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Clean Coal Technologies, Inc. (the “Company”) has signed a construction and testing contract (“EPC Agreement”) with SAIC Constructors, LLC (“SAIC”). The Company has also remitted the first payment of $2 million to SAIC for the construction of the 2-ton/hour, pilot plant in Oklahoma, as per the terms of the new contract.  Total cost of the project, including testing to take place at a designated site in Oklahoma, is estimated at $3.6 million.

Commissioning of the pilot plant is expected during the second quarter of 2013. As sole counterparty to the EPC contract, the Company will own the completed pilot plant outright.

The foregoing description is not complete and is qualified by reference to the full text of the EPC Agreement, a copy of which is filed as Exhibit 10.1 to this Report on Form 8-K  and incorporated by this reference.

The Company issued a press release on February 5, 2013, announcing the execution of the EPC Agreement, which press release is attached as Exhibit 99.1 to this Report and incorporated by this reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

Exhibit 10.1	Engineering, Procurement and Construction Agreement, dated February 1, 2013, between Clean Coal Technologies, Inc. and SAIC Constructors, LLC
Exhibit 99.1	Press release dated February 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  February 5, 2013

CLEAN COAL TECHNOLOGIES, INC.

By: /S/ Robin Eves

Robin Eves

Chief Executive Officer